VIVA GAMING & RESORTS INC.

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (this "Agreement") dated as of July 10, 2001, by and among VIVA GAMING & RESORTS INC., a Florida corporation having a principal place of business at 3611 South Lindell Road, Suite 108, Las Vegas, Nevada 89103 (the "Company"), the investor named in the attached Schedule 1 and having a principal place of business as set forth therein (the "Investor"), and the persons whose names are set forth on Schedule 2 hereto and having a mailing address as set forth therein (each an "Other Shareholder" and collectively the "Other Shareholders"), as amended from time to time to add such other person(s) who may hereafter become a party to this Agreement. The Investor, the Other Shareholders and such other persons who may hereafter become a party to this Agreement are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders."

                                    RECITALS

         A. The Company and the Other Shareholders desire to enter into this Agreement with the Company and the Investor for the purpose of regulating between themselves the management of the Company and the ownership and transfer of their shares of the Company, and to set forth in full the terms and conditions of their agreement and understandings.

         B. Concurrent with the execution and delivery of this Agreement, the Company is issuing and selling to the Investor 3,500,000 shares of its common stock, $.001 par value per share (the "Common Stock"), pursuant to the terms and conditions of those certain Securities Purchase Agreements dated of even date herewith between the Company and the Investor (the "Purchase Agreement").

         C. The Shareholders and the Company have agreed that it is in their mutual best interest and in the best interest of the Company to provide certain rights, obligations and restrictions with respect to the shares of Common Stock now or hereafter owned by any Shareholder and any other voting capital stock of the Company or securities convertible into, exchangeable for or having rights to purchase voting capital stock of the Company (such voting capital stock, securities, preferred stock and Common Stock are hereinafter referred to collectively as "Stock").

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

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                                   Article 1.

                             STOCK TRANSFERABILITY/
                   TERMINATION OF PRIOR SHAREHOLDERS AGREEMENT

1.01 Restrictions on Transfer. For a period of one (1) year from the date of this Agreement (except for a Permitted Transfer (as defined below)), no Shareholder shall transfer any shares of Stock. Thereafter, no Shareholder (including permitted transferees of Shareholders) shall transfer any shares of Stock, or any interest therein, whether by operation of law or otherwise, except in accordance with all of the provisions of this Agreement. As used in this Agreement, the term "transfer" shall include any sale, pledge, gift, assignment or other disposition of shares of Stock.

1.02 First Offer. If a Shareholder (the "Selling Shareholder") desires to transfer any or all of such Shareholder's Stock (the "Offered Stock"), such Shareholder shall first give written notice (a "Transfer Notice") thereof to the Company, identifying the proposed transferee, the number of shares sought to be transferred, the proposed purchase price (the "Offered Price"), if applicable, the terms of the proposed transaction including the proposed transaction date and a copy of any written offer or other writing setting forth the terms and conditions of the proposed transaction. Such Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell all of the Offered Stock to the Company at the Offered Price and upon the same terms and conditions as the Selling Shareholder is willing to sell the Offered Stock to the proposed transferee. To the extent the consideration proposed to be paid by the proposed transferee consists of property other than cash, the reasonable cash equivalent of such property, and the manner of determining the same, shall be stated in such Transfer Notice. Once given, a Transfer Notice may not be modified or amended except with the written consent of the Company. Within the ten (10) day period following the giving of the Transfer Notice (the "Offer Period"), the Company may, by a majority vote of its disinterested directors, elect, by giving written notice of such election to the Selling Shareholder, to purchase all but not less than all of the Offered Stock.

         If the Company waives in writing the Company's right to exercise, or if the Company fails to timely exercise any purchase option under the provisions of this subsection, then, the Selling Shareholder hereby gives and grants to the other Shareholders the right and option to purchase (one time) the Offered Stock for the Offered Price on a pro rata basis (which right and option must be exercised and consummated within ten (10) days after receipt of notice from the Selling Shareholder).

         If the Company and the Shareholders do not elect, by notice in writing given to the Selling Shareholder within the Offer Period, to purchase all (but not less than all) of the Offered Stock to which they are entitled, then the Selling Shareholder shall be free to dispose of all of the Offered Stock within ninety (90) days of the end of the Offer Period to the original proposed transferee, at a price not lower than the Offered Price, and upon the terms stipulated in the Transfer Notice in all material respects; provided, however that any such sale shall be subject to participation by the Investor pursuant to the provisions of Section 2.01. However, as a condition to the effectiveness of such transfer, said transferee shall be required to become a party to this Agreement as a Shareholder and, pursuant to Section 4.15, shall confirm such fact by executing a counterpart of this Agreement. If such Offered Stock is not so disposed of by the Selling Shareholder within such ninety (90) day period, the Selling Shareholder shall continue to hold such Stock subject to all of the terms and conditions of this Agreement and may not sell the Stock without again complying with all of the provisions hereof.

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


1.03 Certain Transfers Not Prohibited. Except as otherwise expressly provided herein, the restrictions on dispositions of Stock contained in this Agreement shall not be construed to prohibit the following transfers of Stock ("Permitted Transfers"):

         (a) transfers of Stock between a Shareholder to or among such Shareholder's Family Group (as defined below) or by will or the laws of descent and distribution to such Shareholder's Family Group ("Family Group" means an individual's spouse and lineal descendants, parents, grandparents and any family limited partnership or trust or other fiduciary relationship solely for the benefit of such individual and/or such individual's spouse, parents, grandparents and/or lineal descendants);

         (b) transfers of Stock upon the death of a Shareholder to his executors, administrators or legal successors, including without limitation trustee(s);

         (c) transfers between the Investor to a subsidiary or parent of the Investor or to an "affiliate" of the Investor (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended (the "Securities Act") or transfers by the Investor to any persons owning a beneficial interest in the Investor;

         (d) transfers by and between or among the Shareholders; and

         (e) a sale of Stock as part of a firm commitment underwritten public offering of the Company's Common Stock underwritten by a nationally recognized full-service investment bank pursuant to which the aggregate net proceeds received by the Company is at least $10 million (calculated after deducting underwriting discounts and commissions and after the calculation of expenses) (a "Qualified Public Offering").

         Any and all shares of Stock in the hands of any transferee pursuant to subsections 1.03(a) - 1.03(c) (each a "Permitted Transferee") shall remain subject to this Agreement, and Permitted Transferees under subsections 1.03(a) - 1.03(c) shall be deemed to be Shareholders for all purposes of this Agreement as if they had executed and delivered the Agreement.


                                   Article 2.

                                   TERMINATION

2.01 Termination.

         This Agreement shall terminate with respect to all shares of Stock upon the earlier of (a) the closing of a Qualified Public Offering, or a sale of all

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

or substantially all of the assets or capital stock of the Company, (b) the written agreement of all of the parties hereto; (c) the dissolution, bankruptcy or insolvency of the Company; (d) at such time as only one Shareholder remains, the shares of the Stock of the other Shareholders having been purchased or redeemed, as appropriate, in accordance with the terms of this Agreement; (e) a Change in Control (as defined below); or (f) five (5) years from the date of this Agreement. For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if the Company: (i) merges or consolidates with another entity and the holders of the Company Stock immediately prior to such merger or consolidation fail to own at least a majority of the voting capital stock of the surviving entity immediately following such merger or consolidation; (ii) sells or otherwise transfers all or substantially all of its assets; or (iii) if more than 50% of the voting capital stock of the Company is transferred in a single transaction or a series of related transactions.

                                   Article 3.

                         VOTING AND CORPORATE GOVERNANCE

3.01 Voting for Directors. The parties agree to vote their shares of Stock or consent in writing in the manner necessary to produce the following effect:

         (a) the Board of Directors of the Company shall consist of the following five (5) members: Robert Sim, Eric L. Nelson, Cliff McCarlie, Steven Irwin and Bruce A. McDonald (with the unanimous written consent of such Board of Directors necessary to increase or decrease above five (5) or decrease below five (5) the number of directors constituting the Board of Directors);

         (b) until such time as the Company completes a Qualified Public Offering and for so long as the Investor and its affiliates or partners hold any Stock, the Shareholders shall vote all of their shares of Stock in such a manner as to elect to the Board of Directors of the Company two (2) individuals designated by the Investor (such individual being the "Investor Directors");

         (c) the Shareholders shall vote all of their shares of Stock in such a manner as to enable Shareholders entitled to designate members of the Company's Board of Directors pursuant to subsection 3.01(b) and, in their sole discretion, to remove and replace, whether upon the occurrence of a vacancy for any reason, or otherwise, their respective designees.

3.02 Board Member Expenses. The Company shall reimburse members of the Board of Directors for the customary and reasonable expenses of attending the meetings of the Board of Directors.

3.03 Indemnification. The Company shall not amend the indemnification provisions of the Company's Articles of Incorporation (as amended, the "Articles") or Bylaws to eliminate or reduce the indemnification provided for all directors and such provisions as so written shall be deemed to be a contract with each director regarding his or her indemnification by the Company.

                                       4

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3.04 Bylaws. The Company shall at all times maintain provisions in its Bylaws and/or Articles indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of Florida. In addition, the Bylaws shall at all times contain a provision requiring an eighty percent (80%) vote on all matters brought before the Board, provided that upon termination of this Agreement, the Shareholders shall take all action necessary to eliminate such provision upon the termination of this Agreement.

                                   Article 4.

                                  MISCELLANEOUS

4.01 No Right of Employment. No Shareholder shall have any right of employment or other benefits, or any right to be a Director or officer of the Company, solely as a consequence of owning Stock in the Company. Each Shareholder who is a Director or officer of the Company acknowledges that, if the Board of Directors determines that salary or other compensation (other than dividends) shall be paid to any Director or officer of the Company, the Company shall be under no obligation to pay each other Director or officer a proportionate share of such salary or compensation.

4.02 Filing of Agreement. A copy of this Agreement, as amended from time to time, shall be filed with and retained by the Secretary of the Company.

4.03 Company Designee. All rights granted to the Company by the terms of this Agreement may be exercised by such person, persons, entity or entities as the Board of Directors of the Company, in its sole discretion, shall designate acting by vote or unanimous written consent.

4.04 Endorsement of Stock Certificates. All certificates representing Stock owned by the Shareholders shall have conspicuously endorsed thereon a legend substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER PURSUANT TO A SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND ITS SHAREHOLDERS DATED JULY 10, 2001, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF THE SHAREHOLDERS AGREEMENT MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF.

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

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4.05 Closing. Except as otherwise provided herein, whenever the Company or any
Shareholder, as the case may be, elects to purchase Stock pursuant to this Agreement, the Company or the Shareholder selling such Stock, whichever is applicable, shall be given written notice of the election to accept an offer, specifying therein the date and place for the closing of the sale, which closing shall occur no later than thirty (30) days following such election. A copy of all such notices given by Shareholders shall be provided to the Company simultaneously with the giving of such notices. If either the Company and/or one or more Shareholders have elected to purchase Stock, all closings shall take place simultaneously and the closing date for the sale shall be the later of the dates chosen by the Company and such accepting Shareholder(s). In the event that the purchase of the Stock is not consummated through no fault of the selling party on or before the closing date determined in accordance with the provisions hereof, the right of any party failing to purchase such Stock hereunder on such occasion shall expire.

4.06 Payment for Stock. Except as otherwise provided hereinafter with respect to certain purchases of Stock by the Company, all payments hereunder shall be made in cash, by certified cashier's or bank check, or by wire transfer of immediately available funds. To the extent that the proposed consideration to be paid by any proposed transferee consists of property other than cash, the purchase price shall be paid in cash in lieu of the fair market value of such non-cash consideration, or the fair value thereof if there is no market therefor.

4.07 Delivery of Stock and Documents. Upon the closing of a sale as herein provided, the seller shall deliver to each purchaser in exchange for payment of the purchase price: (a) the certificates for the Stock being sold, endorsed for transfer and bearing any necessary documentary stamps, and (b) such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidence of title of the seller, and of his compliance with applicable state and Federal law, as may be reasonably required by counsel for each such purchaser.

4.08 Entire Agreement. This Agreement represents the complete agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior written or oral agreements and understandings.

4.09 Pronouns. Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and any reference to the singular or plural shall be interchangeable with the other.

4.10 Separability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions were omitted.

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4.11 Headings. The headings in this Agreement have been inserted for convenience of reference only and shall not constitute a part of this Agreement. 4.12 Adjustments. If there shall be any change in the Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, anti-dilution addition, combination or exchange of shares, or the like (any such event being an "Adjustment"), all of the terms and provisions of this Agreement shall apply to any new, additional or different shares or securities issued as a result of such Adjustment and the price and number of securities subject to the provisions hereof shall be adjusted accordingly.

4.13 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via a nationally recognized overnight courier providing a receipt for delivery and properly addressed as set forth on Schedule I hereto. Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

4.14 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

4.15 Parties. Any person who acquires ownership of Stock (including shares of Stock hereafter issued) including, without limitation, any transferee by operation of law, shall automatically become a party to this Agreement, as a Shareholder, and shall confirm such fact by executing, upon request of any of the parties hereto, a counterpart of this Agreement. The Company shall undertake not to issue shares of Stock except, if as a condition to such issuance, the transferee becomes a party to this Agreement. Any person acquiring shares of Stock from the Investor or any Permitted Transferee of the Investor hereof, shall be deemed an Investor hereunder.

4.16 Failure to Comply with the Provisions of this Agreement. In addition to any other legal or equitable remedies which it or they may have, the Company and the Shareholders may enforce their rights under any provision of this Agreement by actions for specific performance (to the extent permitted by law) and each party hereto acknowledges and agrees that the parties hereto will be irreparably damaged in the event that this Agreement is breached. Further, the Company may refuse to transfer on its books record ownership of Stock which shall have been sold or transferred in violation of this Agreement or to recognize any transferee as one of the Company's shareholders for any purpose (including without limitation, for purposes of dividend and voting rights) until all applicable provisions of this Agreement have been complied with in full. All remedies provided by this Agreement are in addition to other remedies provided by law.

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4.17 Waiver and Amendment. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of all parties to the Agreement (including permitted transferees).

4.18 Facsimile Signatures and Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

4.19 Governing Law; Dispute Resolution. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida without giving effect to the principles of the conflict of laws thereof. In the event of any dispute between the parties with respect to this Agreement, such disputes shall be decided by binding arbitration before the American Arbitration Association ("AAA") in Las Vegas, Nevada in accordance with its commercial arbitration rules, with a single arbitrator presiding, and judgment upon the award rendered may be entered in any court of competent jurisdiction. The parties shall each pay one-half (1/2) of the initial filing fee required by the AAA to commence such arbitration. Notwithstanding anything to the contrary, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments to this Agreement. The prevailing party in any such dispute shall be entitled to recover its reasonable attorneys fees and costs incurred or paid in connection therewith.

         NOW THEREFORE, the Company and the Shareholders have executed this Shareholders Agreement as of the day and year first above written.

                                  THE COMPANY:

                                                Viva Gaming &Resorts Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                  THE INVESTOR:

                                                    Phoenix Leisure, Inc.


                                                By:
                                                   -----------------------------
                                                    Name:
                                                    Title:



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                                                     THE OTHER SHAREHOLDERS:


                                  ------------------------------------
                                  Stephen Irwin

                                  ------------------------------------
                                  R. A. Bruce McDonald

                                  ------------------------------------
                                  Eric L. Nelson

                                  ------------------------------------
                                  Robert Sim

                                  ------------------------------------
                                  Rosemarie Sim

                                  ------------------------------------
                                  Gene McCarlie

                                  ------------------------------------
                                  Clifford McCarlie

                                  ------------------------------------
                                  Doug Waugh


                                  Middlemarch Partners Ltd.


                                  By:
                                        ------------------------------
                                        Name
                                            --------------------------
                                        Title:
                                            --------------------------

                                  ------------------------------------
                                  Peter LaFemina

                                   SCHEDULE I
                                   ----------

                                    Investor




Investor                          Principal Place of Business
--------                          ---------------------------

Phoenix Leisure, Inc.             3611 South Lindell Road, Suite 108
                                  Las Vegas, Nevada 89103

                                   SCHEDULE II
                                   -----------



Other Shareholder              Principal Place of Business
-----------------              ---------------------------

Stephen Irwin                  Stephen Irwin, Of Counsel
                               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                               505 Park Avenue                          New
                               York, New York 10022

R. A. Bruce McDonald           c/o Thomson Kernaghan
                               1000-1177 W. Hastings Street Vancouver, BC V6E
                               2K3     Canada
Eric L. Nelson                 3611 S. Lindell Road, Suite 201
                               Las Vegas, Nevada  89103

Robert Sim                     1150 Rose Street
                               Regina, SK  54R 1Z6          Canada
Rosemarie Sim                  1150 Rose Street
                               Regina, SK  54R 1Z6          Canada
Dana Gillman                   c/o Suite 3100                        181 Bay
                               Street                   Toronto, Ontario M5J
                               2T3   Canada